Exhibit 4.3(h)

DEED OF AMENDMENT made on 31 January 2019

BETWEEN:

(1)       THE PARTIES, being the undersigned (other than the Company); and

(2)	IVS BULK PTE. LTD, a company incorporated in Singapore whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 (the Company).

RECITALS:

On 11 December 2013, the Parties and the Company entered into a shareholders’ agreement (the SHA) setting out the terms and conditions on which they agreed to regulate the management of the Company.

On 4 February 2015, the Parties and the Company executed a deed of amendment and acknowledgement (the First Deed of Amendment) to amend the SHA on the terms set out therein.

On 20 January 2016, the Parties and the Company executed a deed of amendment (the Second Deed of Amendment) to amend the SHA on the terms set out therein.

On 1 April 2016,the Parties and the Company executed a deed of amendment (the Third Deed of Amendment) to amend the SHA on the terms set out therein.

On 25 April 2016,the Parties and the Company executed a deed of amendment (the Fourth Deed of Amendment) to amend the SHA on the terms set out therein.

On 6 July 2016,the Parties and the Company executed a deed of amendment (the Fifth Deed of Amendment) to amend the SHA on the terms set out therein.

On 31 October 2016,the Parties and the Company executed a deed of amendment (the Sixth Deed of Amendment) to amend the SHA on the terms set out therein (for purposes of clarity, references to the SHA are to such agreement as amended by the terms of the First Deed of Amendment, the Second Deed of Amendment, the Third Deed of Amendment, the Fourth Deed of Amendment, the Fifth Deed of Amendment and the Sixth Deed of Amendment).

The Parties and the Company now wish to further amend the SHA in accordance with the terms of this deed of amendment (this Seventh Deed of Amendment) to extend the Joint Termination Date.

1	INTERPRETATION

1.1	Unless otherwise defined in this Deed, capitalized words and expressions used in this Deed shall have the meaning given to them in the SHA.

1.2	Unless otherwise specified herein, all references in this Deed to a “Clause” shall refer to a Clause of the SHA.

2	EXTENSION OF THE JOINT TERMINATION DATE

Effective as at the date hereof, Clause 18.1 shall be amended by the replacement of the date “31 December 2018” with the date “30 April 2019”.

3	MISCELLANEOUS

3.1	The SHA is amended by the terms of this Seventh Deed of Amendment and all terms of the SHA not so amended shall continue in full force and effect as set out in the SHA. In the event of any conflict between the terms of the SHA and this Seventh Deed of Amendment, the terms of this Seventh Deed of Amendment shall prevail.

3.2	Each of the Company and the Parties undertakes to execute and deliver all such documents and perform such acts as may be required for the purpose of giving full effect to the terms of this Seventh Deed of Amendment.

3.3	Clauses 23 (Confidentiality), 28 (Assignment), 34 (No Partnership) and 38 (Governing Law) of the SHA are deemed to be incorporated herein mutatis mutandis and shall apply hereto as if repeated in this Seventh Deed of Amendment in full but with such amendments as are necessary to give effect to such provisions within the context of this Seventh Deed of Amendment.

Signed and delivered as a Deed by REGIMENT CAPITAL LIMITED acting by:	) ) )	sign here: /s/ Riyaz Nooruddin
print name: Riyaz Nooruddin
In the presence of: Witness signature:		Witness sign here: /s/ Christopher Quaite
Witness name:		print name: Christopher Quaite
Witness address:		Grand Cayman, Cayman Islands

/s/ Grindale Gamboa
By: Grindale Gamboa
Title: Manager B

Signed and delivered as a Deed by SANKATY EUROPEAN INVESTMENTS III S.À R.L. acting by:	) ) )	sign here: /s/ Michael Treisman
print name: Michael Treisman
In the presence of: Witness signature:		Witness sign here: /s/ Mark Harpootian
Witness name:		print name: Mark Harpootian
Witness address:		200 Clarendon Street
Boston, MA 02116

Signed and delivered as a Deed by GRINDROD SHIPPING PTE. LTD. acting by:	) ) )	sign here: /s/ Stephen William Griffiths
print name: Stephen William Griffiths
In the presence of: Witness signature:		Witness sign here: /s/ Yvette Kingsley-Wilkins
Witness name:		print name: Yvette Kingsley-Wilkins
Witness address:		200 Cantonment Road
# 03-01 South Point
Singapore 089763

Witness occupation:		Company Secretary

Signed and delivered as a Deed by IVS BULK PTE. LTD. acting by:	) ) )	sign here: /s/ Martyn Richard Wade
print name: Martyn Richard Wade
In the presence of: Witness signature:		Witness sign here: /s/ Yvette Kingsley-Wilkins
Witness name:		print name: Yvette Kingsley-Wilkins
Witness address:		200 Cantonment Road
# 03-01 South Point
Singapore 089763

Witness occupation:		Company Secretary